UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 31, 2018

Luna Innovations Incorporated
(Exact name of registrant as specified in its charter)

Delaware	000-52008	54-1560050
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
301 1st Street SW, Suite 200
Roanoke, Virginia 24011
(Address of principal executive offices, including zip code)
540-769-8400
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indícate by check mark whether the registrant is an emerging growth Company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b‑2 of the Securities Exchange Act of 1934 (§240.12b‑2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01    Entry into a Definitive Material Agreement.

On July 31, 2018, Luna Innovations Incorporated, together with its subsidiaries Advanced Photonix, Inc. and Advanced Photonix Canada, Inc. (“we” or the “Company”) entered into an Asset Purchase Agreement (the “Asset Purchase Agreement”) with OSI Optoelectronics, Inc. (“OSI” or the “Buyer”). Pursuant to the Asset Purchase Agreement, the Company sold substantially all of its assets related to its custom optoelectronic component and subassembly business (“Optoelectronics”) in the United States and Canada to the Buyer, including all of the intellectual property used or useful for its Optoelectronics operations, for total cash consideration of $17.5 million, paid at closing, in addition to contingent consideration of up to $1.0 million (altogether, the “Transaction”). The purchase price is subject to positive or negative adjustment based upon the final determination of working capital of the Optoelectronics business as of the closing date compared to a target working capital amount specified in the Asset Purchase Agreement. The contingent consideration is subject to the Optoelectronic business achieving specified revenue targets for the 18 month period following the closing date. The Company had been engaged since 2015 in the Optoelectronic business as part of the Company’s merger with Advanced Photonix, Inc.

Also, as a part of the Transaction, for a period of five years after closing, the Company has agreed not to compete or engage in the Optoelectronics market.

The foregoing summary is not complete and is qualified in its entirety by reference to the Asset Purchase Agreement, a copy of which is filed as Exhibit 2.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.01     Completion of Acquisition or Disposition of Assets.

The information included in Item 1.01 is incorporated herein by reference.

Item 9.01     Financial Statements and Exhibits.

(b)	Pro Forma Financial Information
UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

On July 31, 2018, Luna Innovations Incorporated (the “Company”), through its wholly owned subsidiaries Advanced Photonix, Inc. and Advanced Photonix Canada, Inc., completed the sale of its custom optoelectronic components and subassemblies (“Optoelectronics”) assets and operations to OSI Optoelectronics, Inc. (“OSI”). The assets sold primarily consisted of the accounts receivable, inventories, and equipment utilized by the Company in the development, manufacture, and sale of Optoelectronics products in the Company’s Camarillo, California and Montreal, Quebec locations for a sale price of $17.5 million paid at closing plus contingent consideration of up to $1.0 million (the “Transaction”). OSI also assumed the lease of the buildings in Camarillo, California and Montreal, Quebec in addition to certain other specified liabilities.

The purchase price is subject to positive or negative adjustment based upon the final determination of working capital of the Optoelectronics business as of the closing date compared to a target working capital amount specified in the Asset Purchase Agreement.

The accompanying unaudited pro forma consolidated financial information gives effect to the Transaction. The unaudited pro forma balance sheet of the Company as of June 30, 2018 is presented as if the Transaction had occurred on June 30, 2018. The Transaction, which qualifies for discontinued operations reporting, is reflected in the accompanying unaudited pro forma consolidated statements of operations for all periods presented as if the Transaction had occurred on January 1, 2016.

The accompanying unaudited pro forma consolidated financial statements reflect all adjustments that, in the opinion of management, are necessary to present fairly the pro forma results of operations and financial position of the Company as of and for the periods indicated. The accompanying unaudited pro forma consolidated financial statements are presented for illustrative and informational purposes only and are not intended to represent or be indicative of the financial condition or results of operations that would have actually occurred had the Transaction occurred on June 30, 2018, or as of January 1, 2016, nor does it purport to represent the Company’s future financial position or results of operations. The unaudited pro forma adjustments are based on information and assumptions that management considers reasonable and factually supportable and do not include items that are not expected to have a recurring impact.

Since the information presented below is only a summary and does not provide all of the information contained in the historical consolidated financial statements of Luna, you should read this information in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the Company’s historical consolidated financial statements and notes thereto included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017 and its Quarterly Report on Form 10-Q for the quarter ended June 30, 2018.

The following is a brief description of the amounts recorded under each of the column headings in the accompanying unaudited pro forma consolidated balance sheet and the unaudited pro forma consolidated statements of operations:

Luna Historical

This column reflects the Company’s historical financial position as of June 30, 2018 and historical results of operations for the six months ended June 30, 2018, and for the years ended December 31, 2017 and 2016, prior to any adjustment for the Transaction described above and related pro forma adjustments described herein.

Transferred Optoelectronics

This column reflects the assets of the Optoelectronics business sold and liabilities assumed by OSI in the Transaction and the results of operations of the Optoelectronics business, as reflected in the Company’s historical financial statements as of June 30, 2018 and for the six months ended June 30, 2018 and for the years ended December 31, 2017 and 2016, prior to pro forma adjustments.

Other Pro Forma Adjustments

This column represents pro forma adjustments directly attributable to the Transaction. These adjustments are more fully described in the notes to the accompanying unaudited pro forma financial statements.

Luna Innovations Incorporated
Unaudited Pro Forma Consolidated Balance Sheet
As of June 30, 2018

	Luna	Transferred		Other Pro Forma		Pro Forma
	Historical	Opto	Note	Adjustments	Note	Luna

Current assets:
Cash and cash equivalents	$33,292,800	$—		$14,955,198	c	$48,247,998
Accounts receivable, net	9,385,772	(2,159,843)	a	—		7,225,929
Receivable from sale of HSOR business	4,001,833	—		—		4,001,833
Contract assets	3,231,770	(1,249,551)	a	—		1,982,219
Inventory	6,906,998	(1,736,107)	a	—		5,170,891
Prepaid expenses and other current assets	1,054,984	(50,544)	a	(39,047)	d	965,393
Total current assets	57,874,157	(5,196,045)		14,916,151		67,594,263
Long-term contract assets	308,093	—		—		308,093
Property and equipment, net	3,323,749	(607,468)	a	—		2,716,281
Intangible assets, net	3,137,083	(1,423,546)	a	—		1,713,537
Goodwill	502,000	(502,000)	e	—		—
Other assets	18,024	(16,029)	a	—		1,995
Total assets	$65,163,106	$(7,745,088)		$14,916,151		$72,334,169

Liabilities:
Current liabilities:
Current portion of long-term debt obligations	$1,527,828	$—		$—		$1,527,828
Current portion of capital lease obligations	34,661	(578)	b	—		34,083
Accounts payable	3,787,701	(998,518)	b	—		2,789,183
Accrued liabilities	5,554,481	(19,912)	b	(444,802)	d	5,089,767
Contract liabilities	1,400,922	(158,758)	b	—		1,242,164
Total current liabilities	12,305,593	(1,177,766)		(444,802)		10,683,025
Long term deferred rent	1,109,397	—		—		1,109,397
Long term capital lease obligations	54,970	—		—		54,970
Total liabilities	13,469,960	(1,177,766)		(444,802)		11,847,392
Commitments and contingencies
Stockholders' equity:
Preferred stock	1,322	—		—		1,322
Common stock	29,897	—		—		29,897
Treasury stock	(2,116,640)	—		—		(2,116,640)
Additional paid-in capital	84,742,385	—		—		84,742,385
Accumulated deficit	(30,963,818)	—		8,793,631	f	(22,170,187)
Total stockholders' equity	51,693,146	—		8,793,631		60,486,777
Total liabilities and stockholders' equity	$65,163,106	$(1,177,766)		$8,348,829		$72,334,169

Luna Innovations Incorporated
Unaudited Pro Forma Consolidated Statement of Operations
For the Six Months Ended June 30, 2018

	Luna	Pro Forma		Pro Forma
	Historical	Adjustments	Note	Luna

Revenues:
Technology development	$10,103,056	—		$10,103,056
Products & licensing	15,862,763	(7,273,925)	a	8,588,838
Total revenues	25,965,819	(7,273,925)		18,691,894

Cost of revenues:
Technology development	7,298,628	—		7,298,628
Products & licensing	7,968,605	(4,645,616)	a	3,322,989
Total cost of revenues	15,267,233	(4,645,616)		10,621,617

Gross profit	10,698,586	(2,628,309)		8,070,277
Operating expenses
Research, development & engineering	2,105,352	(465,484)	b	1,639,868
Selling, general & administrative	7,577,072	(978,174)	b	6,598,898
Total operating expense	9,682,424	(1,443,658)		8,238,766

Operating income/(loss)	1,016,162	(1,184,651)		(168,489)
Other income/(expense):
Investment income	175,756	—		175,756
Other income	2,583	22,806	b	25,389
Interest expense	(75,234)	(103)	b	(75,337)
Total other income	103,105	22,703		125,808
Income/(loss) before income taxes	1,119,267	(1,161,948)		(42,681)
Income tax expense	(96,736)	(18,499)		(115,235)
Net income from continuing operations	1,216,003	(1,143,449)		72,554

Net income per share from continuing operations
attributable to common stockholders
Basic	$0.04			$0.00
Diluted	$0.04			$0.00

Weighted average shares outstanding
Basic	27,368,185			27,368,185
Diluted	31,257,277			31,257,277

Luna Innovations Incorporated
Unaudited Pro Forma Consolidated Statement of Operations
For the Year Ended December 31, 2017

	Luna	Pro Forma		Pro Forma
	Historical	Adjustments	Note	Luna

Revenues:
Technology development	$18,576,383	$—		$18,576,383
Products & licensing	27,660,891	(13,155,409)	a	14,505,482
Total revenues	46,237,274	(13,155,409)		33,081,865

Cost of revenues:
Technology development	13,988,378	—		13,988,378
Products & licensing	14,120,071	(8,395,614)	a	5,724,457
Total cost of revenues	28,108,449	(8,395,614)		19,712,835

Gross profit	18,128,825	(4,759,795)		13,369,030
Operating expenses
Research, development & engineering	3,469,193	(815,856)	b	2,653,337
Selling, general & administrative	14,770,986	(1,847,146)	b	12,923,840
Total operating expense	18,240,179	(2,663,002)		15,577,177

Operating loss	(111,354)	(2,096,793)		(2,208,147)
Other income/(expense):
Other (expense)/income	(4,498)	30,604	b	26,106
Interest expense	(218,506)	1,154	b	(217,352)
Total other (expense)	(223,004)	31,758		(191,246)
Loss before income taxes	(334,358)	(2,065,035)		(2,399,393)
Income tax benefit	295,753	852,826		1,148,579
Net loss from continuing operations	(185,494)	(1,212,209)		(1,397,703)

Net loss per share from continuing operations
attributable to common stockholders	$(0.01)			$(0.05)

Weighted average shares outstanding
Basic and diluted	27,579,988			27,579,988

Luna Innovations Incorporated
Unaudited Pro Forma Consolidated Statement of Operations
For the Year Ended December 31, 2016

	Luna	Pro Forma		Pro Forma
	Historical	Adjustments	Note	Luna

Revenues:
Technology development	$16,280,582	$—		$16,280,582
Products & licensing	25,587,187	(12,263,839)	a	13,323,348
Total revenues	41,867,769	(12,263,839)		29,603,930

Cost of revenues:
Technology development	12,473,211			12,473,211
Products & licensing	13,589,858	(8,173,345)	a	5,416,513
Total cost of revenues	26,063,069	(8,173,345)		17,889,724

Gross profit	15,804,700	(4,090,494)		11,714,206
Operating expenses
Research, development & engineering	3,540,227	(574,630)	b	2,965,597
Selling, general & administrative	14,763,709	(1,889,555)	b	12,874,154
Total operating expense	18,303,936	(2,464,185)		15,839,751

Operating loss	(2,499,236)	(1,626,309)		(4,125,545)
Other income/(expense):
Other income	13,071	15,099	b	28,170
Interest expense	(319,334)	2,371	b	(316,963)
Total other (expense)	(306,263)	17,470		(288,793)
Loss before income taxes	(2,805,499)	(1,608,839)		(4,414,338)
Income tax benefit	135,567	743,944		879,511
Net loss from continuing operations	(2,775,190)	(864,895)		(3,640,085)

Net loss per share from continuing operations
attributable to common stockholders	$(0.10)			$(0.13)

Weighted average shares outstanding
Basic and diluted	27,547,217			27,547,217

Notes to Unaudited Pro Forma Consolidated Financial Statements

1.	Basis of Pro Forma Presentation
On July 31, 2018, Luna Innovations Incorporated (the “Company”), through its wholly owned subsidiaries Advanced Photonix, Inc. and Advanced Photonix Canada, Inc., completed the sale of its optoelectronic components and subassemblies (“Optoelectronics”) assets and operations to OSI Optoelectronics, Inc. (“OSI”). The assets sold primarily consisted of the accounts receivable, inventories, and equipment utilized by the Company in the development, manufacture, and sale of optoelectronic devices in the Company’s Camarillo, California and Montreal, Quebec locations for a sale price of up to $18.5 million (the “Transaction”). The sale price includes $17.5 million paid at the closing of the transaction and up to $1.0 million in contingent consideration subject to the achievement of specified revenue targets for the 18 month period following the closing of the Transaction. The purchase price is subject to positive or negative adjustment based upon the final determination of working capital of the Optoelectronics business as of the closing date compared to a target working capital amount specified in the Asset Purchase Agreement. OSI also assumed the lease of the buildings in Camarillo, California and Montreal, Quebec and certain other specified liabilities.

The unaudited pro forma consolidated financial statements have been derived from the historical consolidated financial statements of the Company adjusted to give effect to the estimated impact that the Transaction would have had if completed on the date of the balance sheet or on January 1, 2016 in the Unaudited Pro Forma Consolidated Statements of Operations.

2.	Adjustments to the Unaudited Pro Forma Consolidated Balance Sheet

a.	Reflects the value of assets associated with the Optoelectronics operations transferred in the Transaction

b.	Reflects the value of the Company’s liabilities assumed by OSI in the Transaction

c.
Reflects gross proceeds of $17.5 million received at closing of the Transaction, less estimated transaction fees of $0.6 million, estimated tax liability of $1.5 million on the taxable gain realized in the transaction, and $0.4 million in settlement of certain liabilities as of the balance sheet date not assumed by OSI.

d.	Reflects the value of certain prepaid expenses not transferred to OSI and the settlement of certain liabilities as of the balance sheet date not assumed by OSI in the Transaction.

e.	Reflects the expected reduction to goodwill resulting from the Transaction.

f.	Reflects the estimated book gain recognized for the Transaction.

3.	Adjustments to Unaudited Pro Forma Consolidated Statements of Operations

a.	Reflects the revenues and costs associated with Optoelectronics product sales for the period.

b.	Reflects the operating expenses of Optoelectronics for the period.

(d)    Exhibits.

Exhibit	Description
2.1+	Asset Purchase Agreement, by and between the Company and OSI Optoelectronics, Inc., dated as of July 31, 2018.
+
Pursuant to Item 601(b)(2) of Regulation S-K promulgated by the SEC, certain exhibits and schedules to this agreement have been omitted. The Company hereby agrees to furnish supplementally to the SEC, upon its request, any or all of such omitted exhibits or schedules.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Luna Innovations Incorporated

By:	/s/ Scott A. Graeff
Scott A. Graeff President and Chief Executive Officer
Date: August 1, 2018